Exhibit 99.2

ATT Advanced Temperature Test Systems GmbH

Balance Sheet

(Unaudited, In thousands of euro)

October 1,
2013
Assets
A. Fixed assets
I. Intangible fixed assets Software acquired for a consideration	€1
II. Property, plant and equipment Other equipment, operating and office equipment	100

101
B. Current assets
I. Inventories
1. Raw materials, consumables and supplies	853
2. Finished goods	640

1,493
II. Receivables and other assets
1. Trade receivables	302
2. Receivables from the shareholder	2,964
3. Other assets	1,023

4,289
III. Other securities	—
IV. Cash-in-hand and bank balances	413

6,195
C. Prepaid expenses	8

€6,304

October 1,
2013
Equity and Liabilities
A. Equity
I. Subscribed capital	€250
II. Retained profits brought forward	2,424
III. Net income for the financial year	—

2,674
B. Provisions
Other provisions	170
C. Liabilities
1. Trade payables	383
2. Liabilities to the shareholder	3,060
3. Other liabilities of which taxes: EUR 5 and 4	17

3,460

€6,304

See accompanying Notes to Financial Statements.

ATT Advanced Temperature Test Systems GmbH

Statement of Operations

(Unaudited, In thousands of euro)

Eleven-Month Transition Period Ended October 1, 2013
1. Sales	€7,220
2. Increase in finished goods inventories and work in progress	91
3. Other operating income of which income from currency translation: EUR 6 and 5	28

7,339
4. Cost of materials
a) Cost of raw materials, consumables and supplies and goods for resale	2,357
b) Cost of purchased services	261

2,618
5. Personnel expenses
a) Wages and salaries	344
b) Social security and other pension costs and benefits of which pensions: EUR nil and nil	63

407
6. Depreciation, amortization and impairment of intangible assets and property, plant and equipment	46
7. Other operating expenses	1,271

2,997
8. Other interest and similar income of which affiliated companies: EUR 61 and 78	64
9. Interest and similar expenses	3

10. Results from ordinary activities	3,058
11. Taxes on income	—
12. Other taxes	—
13. Profits transferred under profit transfer agreement	3,058

14. Net income for the financial year	€—

See accompanying Notes to Financial Statements.

ATT Advanced Temperature Test Systems GmbH

Statement of Cash Flows

(Unaudited, In thousands of euro)

Eleven-Month Transition Period Ended October 1, 2013
Cash flows from operating activities:
Net income	€3,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46
(Increase) decrease in:
Accounts receivable, net	364
Inventories	(307)
Prepaid expenses and other	(376)
Increase (decrease) in:
Accounts payable	269
Accrued and other long-term liabilities	21

Net cash provided by operating activities	3,075
Cash flows from investing activities:
Proceeds from the sale of marketable securities	—
Purchase of fixed assets	(22)

Net cash used in investing activities	(22)
Cash flows from financing activities:
Distributions to shareholders, net	(3,704)

Net cash used in financing activities	(3,704)

Increase in cash and cash equivalents	(651)
Cash and cash equivalents:
Beginning of period	1,065

End of period	€414

See accompanying Notes to Financial Statements.

ATT Advanced Temperature Test Systems GmbH, Martinsried/Germany

Notes to the Financial Statements for the Financial Year ended 1 October 2013 (Unaudited)

I. General Notes on the Content and Classification of the Annual Financial Statements

ATT Advanced Temperature Test Systems GmbH (hereafter referred to as “ATT Systems” or the “Company”) develops, project engineers, produces, trades in and sells temperature test systems and components in addition to other related equipment. The Company’s activities are performed at rented premises in Martinsried/Germany. The Company’s products are sold in Germany and abroad.

The Company’s fiscal year end was changed to 1 October 2013. The fiscal year 2012/2013 has a stub period from 1 November 2012 to 1 October 2013 (11 months). The Company’s annual financial statements for the financial year from 1 November 2012 to 1 October 2013 have been prepared in compliance with the legal regulations under the German Law on Limited Liability Companies (GmbHG) and the German Commercial Code (HGB) (“accounting principles generally accepted in Germany” or “German GAAP”).

The Company is a small limited liability company as defined by Section 267, Paragraph 1 of the German Commercial Code (“HGB”). The Company took advantage of the reduced disclosure requirements applicable to small limited liability companies. The Company has supplementary included a cash flow statement.

The balance sheet has been prepared according to the general classification format (Section 266, Paragraph 2 and 3 German Commercial Code (HGB)). The income statement has been presented in a nature of expense format (Section 275, Paragraph 2 HGB).

II. Significant accounting policies

Fixed assets have been recorded at acquisition or production cost. These assets are amortised or depreciated on a straight-line basis over the estimated useful life.

All raw materials, consumables and supplies have been measured at the lower of cost or market value. Work in progress has been measured at the lower of cost or market value on the basis of direct materials, labour and overhead cost, in accordance with Section 253, Paragraph 1 German Commercial Code (HGB) in connection with Section 255, Paragraph 1 and 2 German Commercial Code (HGB).

Receivables and other assets are recorded at their nominal values.

Securities classified as current assets have been recognised at the lower of acquisition cost or the market value as at the balance sheet date.

Cash-in-hand and bank balances as well as prepaid expenses are recorded at their nominal values.

The subscribed capital has been recognised at nominal value.

The provisions take into account all identifiable risks and uncertainties, and expected payment obligations. The provisions are recognized at estimated settlement amounts that are determined through reasonable business judgement.

Liabilities have been recognised at settlement value.

Receivables and liabilities denominated in foreign currency have been translated at the rate in effect at the balance sheet date.

III. Notes on the Balance Sheet

Receivables and Other Assets

Except for the rent deposit (EUR 14 thousand) all receivables and other assets have a residual term of less than one year.

Under a factoring agreement dated 17 December 2009, the Company undertakes to offer to a factor its trade receivables from selected customers. The factor is obliged to accept the purchase offer to the extent that the receivables concerned are consistent with the agreement. The purchase consideration for the receivables sold is the amount of the accounts receivable. The purchase consideration less a blocked amount of 10 % of the receivable sold is payable by the factor immediately. The blocked amounts are intended to cover the factoring fee, the bank charges, any collection charges and interest for the late payment of the customer (“factoring charges”) of the factor that are to be reimbursed by the Company. The blocked amounts are due for payment by the factor when the factoring charges were paid by the Company. The risk of non-payment by the customer to the factor is borne by the factor. The receivables due from the factor under the factoring agreement amount to EUR 101 thousand.

The receivables due from the shareholder mainly relate to short term loans in the amount of EUR 2.915 thousand plus accrued interest at an agreed interest rate of 6%.

Equity

The net retained earnings can be analysed as follows (in thousands):

EUR
Retained earnings brought forward as at 1 November 2012	2,424
Net income for the year 2012/2013	—

Net retained earnings as at 1 October 2013	2,424

Liabilities

All liabilities have a residual term of less than one year and have been classified as current.

The liabilities due to the shareholder include liabilities that relate to the profit transfer under the existing profit and loss sharing agreement and other liabilities totalling EUR 3,058 thousand and EUR 2 thousand, respectively.

Contingent Liabilities and Other Financial Commitments

The contingent liabilities as defined under Section 251 German Commercial Code (HGB) relate to the following:

The Company pledged on 3 August 2007 certain industrial rights and licensee rights to UniCredit Bank AG, Munich/Germany to secure a bank loan granted to the parent Company when it acquired all shares of ATT Systems (acquisition loan agreement dated 2 August 2007).

No provision has been recognized with respect to the aforementioned contingency, as management do not consider it probable that a loss will arise.

The other financial commitments are not disclosed in accordance with Section 288 Sentence 1 German Commercial Code (HGB).

IV. Other Disclosures

Single-entity Relationship

Under a profit and loss sharing agreement concluded with the Parent Company, the Company’s net income for each reporting period is fully transferred to the Parent Company.

Members of Management

Mr Markus Eibl, Diplom-Ingenieur (diploma in engineering), Munich/Germany;

Mr Markus Kindler, B.Sc. Electrical Eng., Munich/Germany.

V. Subsequent Events

On 1 October 2013, Cascade Microtech, Inc., a company incorporated in the United States of America, acquired all of the outstanding shares of the Company pursuant to an agreement with ATT Holding GmbH (the Parent Company).

In connection with the acquisition of the Company by Cascade Mircotech, Inc., the Company, the Parent Company and UniCredit Bank AG, Munich/Germany terminated the existing agreement dated 3 August 2007 in which the Company had pledged certain industrial rights and licensee rights to UniCredit Bank AG to secure a loan of the Parent Company.

Additionally, on 1 October 2013, in connection with the acquisition of the Company by Cascade Mircotech, Inc., the Company and the Parent Company agreed in a settlement agreement to offset the Company’s loans and claims due from the Parent as of that date amounting to EUR 2.949 thousands against the Company’s liability resulting from the obligation to transfer the profits of the stub period from 1 November 2012 to 1 October 2013 to the Parent Company amounting to EUR 3.058 thousands as of that date and to settle the remaining difference upon adoption of the annual financial statements as of 1 October 2013 in cash. The profit and loss sharing agreement was terminated with effect after the profit transfer.

VI. Summary of differences between German GAAP and US generally accepted accounting principles (“US GAAP”)

The financial statements of the Company have been prepared in accordance with German GAAP which differ in certain significant respects from US GAAP. The effects of the application of US GAAP to the shareholder’s equity and net income are set forth in the table below:

Reconciliation of net income (in thousands):

Eleven months ended 1 October 2013 EUR
Net income for the financial year in accordance with German GAAP	—
US GAAP reconciliation adjustments
Reversal of profit transferred under profit transfer agreement	3,058
Taxes on income on reversal of profit transferred to Parent Company	(807)

Net income in accordance with US GAAP	2,251

Reconciliation of shareholder’s equity (in thousands):

1 October 2013 EUR
Shareholder’s equity in accordance with German GAAP	2,674
US GAAP reconciliation adjustments
Net income for the year	2,251
Distribution to shareholder	(3,058)
Retained earnings bought forward	807

Shareholders’ equity in accordance with US GAAP	2,674

Notes to the reconciliation of net income and shareholder’s equity in accordance with German GAAP and US GAAP:

1.	Profits transferred under profit and loss sharing agreement

Under German GAAP, net income for the financial year is determined after taking into consideration the impact of the profit transfer agreement concluded with the Parent Company. Under US GAAP, profits transferred to the parent Company under the profit transfer arrangement represent an appropriation of profits (akin to a dividend) rather than an income statement line item. The related receivables from the shareholder are recorded as a reduction of equity to reflect the distribution to the shareholder and are netted against the liabilities to the shareholder.

2.	Taxes on income

As the Company and its Parent Company form a tax group under German tax law, income taxes are calculated and recorded on the level of the consolidated Parent Company. Consequently, in accordance with German GAAP, taxes on income were Nil.

Under US GAAP, an allocation of income tax expenses on a “systematic, rational, and consistent” basis amongst members of a consolidated group is required. The allocation of income tax expenses is based on the separate return method (which is an acceptable method under US GAAP) using the applicable tax rate of 15.8 % for corporate income tax and 10.5 % for municipal income tax.

No statement of comprehensive income is included as there is no material activity in comprehensive income.